Exhibit 21



                                          SUBSIDIARIES OF THE REGISTRANT


                                                                                                     State of
                                                                                   Percentage      Incorporation
                                                                                       of               or
                 Parent                                Subsidiary                   Ownership      Organization
  ------------------------------------       ------------------------------         ---------      -------------

  Peoples-Sidney Financial Corporation       Peoples Federal Savings & Loan           100%           Federal
                                                  Association of Sidney


